UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2015

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, Minnesota 55441

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (763) 551-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events.

On November 11, 2015 the Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”) at the recommendation of the Board’s Compensation Committee adopted the Christopher & Banks Corporation Recoupment Policy (the “Clawback Policy”), effective as of November 11, 2015.  The Clawback Policy applies to “Incentive Compensation”, as defined in the Clawback Policy, paid or provided to current or former executive officers and to current or former officers of the Company with the title of the Vice President or above (“Covered Executives”).

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the Securities Laws, as defined in the Clawback Policy, as a result of fraud or misconduct, the Company, except if such recovery would be impracticable as provided in the Clawback Policy, will require reimbursement or forfeiture from a Covered Executive, as the case may be, of any Incentive Compensation in excess of the Incentive Compensation that would have been earned or awarded under the restated financial statements for the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

The foregoing description of the Clawback Policy is qualified in its entirety by reference to the full text of the Clawback Policy which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1 Christopher & Banks Corporation Recoupment Policy adopted November 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: November 13, 2015	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
November 11, 2015	001-31390

                        CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

99.1	Christopher & Banks Corporation Recoupment Policy adopted November 11, 2015.